As filed with the Securities and Exchange Commission on October 16, 1995
                                           Registration No. 33-__________
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                 _______________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________
                                   PAGES, INC.
             (Exact name of registrant as specified in its charter)
                                 _______________
                Delaware                                34-1297143
            (State or other                          (I.R.S. Employer
            jurisdiction of                          Identification
            incorporation or                         No.)
            organization)

                              801 94th Avenue North
                         St. Petersburg, Florida  33702
                                 (813) 578-3300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 _______________
                               Richard A. Stimmel
                                    President
                              801 94th Avenue North
                         St. Petersburg, Florida  33702
                                 (813) 578-3300
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 _______________
                                    Copy to:
                           Philip M. Shasteen, Esquire
               Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A.
                       100 North Tampa Street, Suite 1800
                              Tampa, Florida  33602
                                 (813) 225-2500
                                 _______________
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.   [X]
                                 _______________

                         CALCULATION OF REGISTRATION FEE

                                    Proposed        Proposed
Title of Each        Amount to      Maximum         Maximum       Amount of
Class of             be Registered  Offering        Aggregate     Registration
Securities to be                    Price           Offering      on Fee
Registered                          Per Share(1)    Price(1)

Common Stock,         117,647       $2.9375         $345,588.07   $119.17
$.01 par value        shares

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the last sale reported on the NASDAQ National Market on September 28, 1995.
                                 _______________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                 Subject to Completion, Dated October 16, 1995




P R O S P E C T U S

                         117,647 Shares of Common Stock



                              ____________________

   Up to a total of 117,647 shares of common stock, $.01 par value ("Common Stock"), of Pages, Inc., an Delaware corporation (the "Company") are being offered on a continuous basis in the future by two stockholders of the Company (the "Selling Stockholders"). All shares of Common Stock offered were issued by the Company in a private transaction in 1993 and presently are "restricted securities" not currently salable under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus has been prepared so that future sales of the Common Stock by the Selling Stockholders will not be restricted under the Act. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Act. See "Selling Stockholders" and "Plan of Distribution."

   The principal trading market for the Common Stock is the NASDAQ National Market System under the symbol "PAGZ". On September 28, 1995, the last reported sale price of the Common Stock as reported on the NASDAQ National Market System was $2.9375 per share.

   The Company will not receive any of the proceeds from the sales of the Common Stock by the Selling Stockholders. The Common Stock may be offered from time to time by or for the account of, the Selling Stockholders through dealers, brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or prices otherwise negotiated.
                              ____________________

  See "Risk Factors" for certain considerations relevant to an investment in the Common Stock.

                                 _______________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC-
         URITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
             PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 _______________



                 The date of this Prospectus is October 16, 1995

                            AVAILABLE INFORMATION AND
                     INCORPORATION OF DOCUMENTS BY REFERENCE

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and
Exchange Commission (the "Commission"). Such reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004; and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York, 10048; and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 at prescribed rates. Such reports, proxy statements, and other information can also be inspected at the offices of the National Association of Securities Dealers, Inc. ("NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

    The Company hereby incorporates by reference into this Prospectus the following documents previously filed by the Company with the Commission pursuant to the Exchange Act: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995 and June 30, 1995. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement or other information contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement or other information contained herein or in any other subsequently filed document also incorporated by reference herein modifies or supersedes such statement or other information. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

    This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents not specifically incorporated herein by reference). Written or telephone requests should be directed to: Pages, Inc., 801 94th Avenue North, St. Petersburg, Florida, 33702, Attention: Richard A. Stimmel, telephone (813) 578-3300.

    This Prospectus, which constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act, omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Common Shares offered hereby. Statements contained herein concerning provisions of any documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of such document filed with the Commission. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

    No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                                   THE COMPANY

    Operating principally through wholly-owned subsidiaries, the Company engages in the leisure-based children's literature and the incentive/recognition awards businesses. School Book Fairs, Inc. (together with related subsidiaries, "School Book Fairs"), which the Company acquired in 1992, publishes and distributes children's literature throughout the United States, Canada (other than Quebec), the United Kingdom, and Ireland. The Company's children's literature segment accounted for 68% of the Company's revenues in 1994. Clyde
A. Short Company ("CA Short"), which the Company acquired in 1990, creates, markets, and administers safety, sales incentive, service recognition, and holiday gift awards programs for businesses. The Company markets its awards programs throughout the United States; however, its main emphasis, to date, has been principally in the Southeastern United States. The Company's incentive/recognition awards segment accounted for 32% of the Company's revenues in 1994.

    The Company is incorporated under the laws of the State of Delaware and has principal executive offices located at 801 94th Avenue North, St. Petersburg, Florida, 33702. Its telephone number is (813) 578-3300.


                                  RISK FACTORS

    Continuing Control of the Company by Management. The Company's executive officers and directors currently own 1,257,904 shares (or 24.65% of the currently issued and outstanding shares of Common Stock) and collectively hold outstanding options to purchase an additional 1,609,734 shares of Common Stock (including options to purchase 6,000 shares of Common Stock which are not Exercisable within the next 60 days). If the executive officers and directors would exercise all of such options after the date of this Private Placement Memorandum, their holdings would represent approximately 40.27% of the issued and outstanding shares of Common Stock. As a result of their holdings, the Company's executive officers and directors currently exert, and are likely to continue to exert, significant control over the Company.

    Shares Eligible for Future Sale; Outstanding Options. Offers to sell substantial numbers of shares of Common Stock in the public market following the date of this Prospectus could adversely affect the market price of the Common Stock. The Company has outstanding 5,103,131 shares of Common Stock (exclusive of 298,713 shares held in treasury). 3,645,050 shares of Common Stock are freely tradable without restriction or limitation under the Securities Act and an additional 105,094 shares of Common Stock will become freely tradable upon the effective date of the Registration Statement of which this Prospectus is a part. In addition, the Company has outstanding options (1,700,234 of which were granted to employees of the Company as compensation under an informal employee benefit plan) and a warrant to purchase 2,141,516 and 250,000 shares of Common Stock, respectively. The Company has filed a Registration Statement which covers 1,700,234 of the shares of Common Stock underlying options under such informal employee benefit plan and 314,234 shares of Common Stock previously issued pursuant to the exercise of options granted under such informal employee benefit plan. The Company also has in effect with the Securities and Exchange Commission (the "Commission") a registration statement that registers 187,500 shares of Common Stock to be acquired upon exercise of options which have been or may be granted under the Company's 1993 Incentive Stock Option Plan (the "1993 Stock Option Plan"). As a result of such registration, shares of Common
Stock acquired pursuant to the 1993 Stock Option Plan will be freely tradable under the Securities Act except for any shares acquired by an affiliate of the Company. To date, options to purchase 82,000 shares of Common Stock under the 1993 Stock Option Plan are outstanding and are held by employees of the Company. As a result, the shares of Common Stock underlying such options will, upon issuance, be freely tradable. In addition, the Company is contemplating conducting a private placement of subordinated notes which will be accompanied by warrants to purchase up to 500,000 shares of Common Stock. Purchasers of such notes will be granted certain incidental and demand registration rights with respect to the warrants and the shares of Common Stock underlying the warrants. If the warrants and the shares of Common Stock underlying them are registered for resale, they will be freely tradable.

    Shares Available for Issuance. The Company has 12,317,853 shares of Common Stock (including 298,713 shares held in treasury) and 300,000 undesignated shares of Preferred Stock authorized, unreserved, and available for issuance. The Board of Directors, without any further action by the Company's stockholders, is authorized to issue shares of Common Stock and to designate and issue shares of Preferred Stock in such series as it deems appropriate and to establish the rights, preferences, and privileges of such shares of Preferred Stock, including dividend and liquidation rights. No class of shares of
Preferred Stock is currently designated and there is no current plan to designate or issue any shares of Preferred Stock. However, the ability of the Board of Directors to issue shares of Common Stock and to designate and issue shares of Preferred Stock having preferential rights could impede or deter an unsolicited tender offer or takeover proposal regarding the Company, and the designation and issuance of additional shares of Preferred Stock having preferential rights could adversely affect the rights of the holders of shares of Common Stock.

   Registration of Common Stock. The purchaser of 117,643 shares of Common Stock from the Company in 1993 has exercised its right to require the Company to register those shares for public or private resale. The registration statement will be filed within 30 days and is expected to become effective within 10-45 days after filing.

   Potential IRS Assessment. During the Spring of 1993, the Company was advised that the Internal Revenue Service ("IRS") may assess additional income taxes in connection with the examination of the tax returns of School Book Fairs ("SBF") and its affiliates for the fiscal years ending July 31, 1989, 1990 and 1991. In June, 1993, the Company recorded a $2 million adjustment to its purchase price allocation of SBF assets, which increased the cost in excess of assets acquired (i.e. goodwill), and recorded a corresponding increase in accrued tax liabilities and related costs. The IRS has notified the Company that the significant issues being examined relate to the transfer of assets between related companies during fiscal 1989, interest imputed on intercompany accounts during fiscal 1989, 1990 and 1991 and rent deductions taken on certain rental properties in fiscal 1989, 1990 and 1991.

    In December 1994, the IRS notified the Company of its preliminary intent to make adjustments to taxable income related to these issues. If the notice of proposed adjustments becomes a final assessment and the assessment is ultimately sustained, it could generate a tax liability of as much as approximately $5.2 million, exclusive of interest and penalties. The Company believes the IRS' position regarding the proposed adjustments to taxable income for the value of assets transferred and related impact on intercompany interest is substantially overstated. Accordingly, although no formal assessment has been received from the IRS, the Company intends to vigorously defend its position against such proposed adjustments, including litigation, if necessary. The Company is unable to determine the ultimate outcome of this uncertainty and accordingly, has not provided for any additional amounts in excess of the $2 million relating to its proposed assessment in its fiscal 1994 financial statements.

    Competition.   The Company's children's literature and incentive/recognition awards businesses are highly competitive. Many of the Company's competitors are significantly larger and better capitalized than the Company.

     Seasonality.   The  Company's  children's  literature  business  is  highly seasonal,  with  almost  all  of its revenues recorded  between  the  months  of
September   and   May   when   most  book  fairs  are   held.    The   Company's
incentive/recognition awards business is also highly seasonal, with approximately one-half of its revenues and most of its profits recorded in the months of November through January. As a result, the Company's working capital requirements are highest during November and December when the combination of receivables and inventory are at peak levels, and the Company typically experiences losses in its second and third quarters.

    Fluctuations of Currency Exchange Rates. The Company obtains financing primarily in US dollars, but generates revenues and incurs expenses in its
Canadian and United Kingdom operations in foreign currencies. Therefore, the Company's operations and earnings are affected by currency exchange rate fluctuations. While the Company may consider entering into transactions to hedge the risk of exchange rate fluctuations, there can be no assurance that, if the Company decides to enter into such transactions, they will be successful.

    Possible Volatility of Share Price. The stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of the shares of Common Stock.

   Pending Litigation. On February 28, 1995, John Minnick d/b/a Minnick Capital Management filed a class action suit in the United States District Court, Middle District of Florida, Tampa Division on behalf of all persons who sold Company Common Stock between 11:49 a.m., January 9, 1995 and January 16, 1995, against the Company and corporate officers S. Robert Davis, Richard A. Stimmel and Charles A. Davis, alleging that those defendants violated Section 10(b) of the Exchange Act and Rule 10b-5 thereunder by selectively disclosing only adverse information while in possession of material non-public positive information about the Company during the period between January 9 and January 16, 1995. The action seeks class certification, a judgment declaring the conduct to be in violation of the law, an award of unspecified damages and interest, costs attorneys' fees and expert witness fees and costs along with such other further relief as the court deems proper or just. All parties to the aforementioned pending class action lawsuit have agreed to settle such litigation subject to court approval. Chairman S. Robert Davis reported the Company maintains its contention that it engaged in no wrongful conduct. However, the settlement of the action avoids additional defense costs and management diversion, and allows the Company to remain focused on its 1995 operating plan. Total cost of the settlement to the Company, including defense costs, should not exceed $125,000.

During October, 1995, the Company notified its primary lender, The Huntington National Bank ("Bank"), that as of September 30, 1995, and due to the cyclical nature of its business, the Company may have incurred possible events of default under certain provisions of its Bank loan agreement. The possible events of default relate to borrowing base requirements and certain financial ratios. Accordingly, due to the cyclical nature of the Company's business, the Bank has waived the possible events of default and modified provisions of the Bank loan agreement relating to borrowing base requirements and certain financial ratios through December 30, 1995, whereby the Company must then be in compliance with the original terms of the Bank loan agreement.

                              PLAN OF DISTRIBUTION

    All of the shares of Common Stock offered hereby were issued by the Company in a private placement during 1993 and presently are "restricted securities" not currently salable under Rule 144 under the Securities Act. The Selling Stockholders were granted certain registration rights in connection with such private placement. The shares of Common Stock are being registered to remove their restricted status under the Securities Act.

    The Selling Stockholders or their successors-in-interest may choose to sell all or a portion of the shares of Common Stock from time to time through dealers, brokers or other agents or directly to one or more purchasers in transactions on the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the current market price, or at prices and terms otherwise negotiated. Among other transactions, the shares of Common Stock may be sold in one or more of the following transactions: (a) block trades in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate a transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, and (c) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers and dealers engaged by Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated (and, if such broker-dealer acts as agent for the purchaser of such shares, from such purchaser.) Broker-dealers who acquire shares of Common Stock as principal may thereafter resell such shares from time to time in transactions (which may involve crosses or book transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise, at market price prevailing at the time of sale or at prices otherwise negotiated, and in connection with such resale may pay to or receive from the purchasers of such shares commissions as described above. Brokers or dealers engaged by the Selling Stockholders and effectuating sales and any participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

    The Company will pay substantially all of the expenses incident to this offering of the shares of Common Stock by the Selling Stockholder to the public, other than commissions and discounts of underwriters, brokers, dealers or agent. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities arising under the Securities Act, and the Selling Stockholders may, but are not required to, indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the shares.

    In order to comply with certain states' securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with

                              SELLING STOCKHOLDERS

     The Selling Stockholders are Allen Value Partners, L.P., a limited partnership and Allen Value Partners Limited. The Selling Stockholders owned 105,094 and 12,553 shares, respectively, of Common Stock prior to this offering, all of which are included in this offering. Assuming that all 117,647 shares of Common Stock are sold, the Selling Stockholders will own no shares of Common Stock after this offering.

                                     EXPERTS

   The consolidated financial statements and schedule of the Company as of December 31, 1994 and for the year then ended, incorporated by reference in this Prospectus and elsewhere in the Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a potential income tax assessment by the Internal Revenue Service) and have been incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

   The consolidated financial statements and schedule of the Company, except for the combined financial statements of Great British Book Fairs Inc. and School Book Fairs Limited, wholly-owned subsidiaries, as of December 31, 1993 and for the year then ended and the ten months ended December 31, 1992, incorporated by reference in this Prospectus and elsewhere in the Registration Statement from the Company's Annual Report on Form 10-K for the year ended
December 31, 1994 have been audited by Hausser + Taylor, independent accountants, as set forth in their report included therein and incorporated herein by reference, and have been incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

   The combined financial statements of Great British Book Fairs Inc. and School Book Fairs Limited, wholly-owned subsidiaries of the Company as of December 31, 1993 and for the year then ended and the period from May 20, 1992 to December 31, 1992, not separately incorporated by reference in this Prospectus and elsewhere in the Registration Statement but used in the preparation of the Company's consolidated financial statements and the combined financial statements of School Book Fairs, Inc. and affiliates, have been audited by Arthur Andersen, independent chartered accountants, as set forth in their report included therein and incorporated herein by reference, and have been incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

    The validity of the authorization and issuance of the Common Stock offered hereby is being passed upon for the Company by Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., Tampa, Florida.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution

        The following table sets forth the estimated expenses in connection with
the  issuance and distribution of the securities being registered  hereby.   All
amounts will be paid by the Company.


     Securities and Exchange Commission registration fee          $  *119.17
     Accounting fees and expenses                                   3,000.00
     Legal fees and expenses (not including Blue Sky)               8,500.00
     Blue Sky fees and expenses (including legal fees)              1,000.00
     Miscellaneous                                                  1,000.00


            TOTAL                                                 $13,619.17

_____________
* Represents actual expense.  All other expenses are estimates.


Item 15.  Indemnification of Directors and Officers

        The Registrant is a Delaware corporation governed by the General Corporation Law of the State of Delaware (the "DGCL"). Section 145 of the DGCL grants such corporation organized thereunder the power to indemnify its directors and officers against liabilities for certain of their acts. The Certificate of Incorporation of the Registrant provides for indemnification of the directors and officers of the Registrant to the fullest extent permitted by applicable law. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation of the Registrant, eliminates the liability of each of the Registrant's directors to its stockholders or to the Registrant itself for monetary damages for breach of fiduciary duty as a director, to the extent permitted by the DGCL. The foregoing statements are subject to the detailed provisions of Section 102(b)(7) of the DGCL and the Certificate of Incorporation of the Registrant.

Item 16.  Exhibits.

   Number                Title

     5 Form of Opinion of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. concerning legality of the Common Stock being offered

     24(a)               Consent of Hausser + Taylor

     24(b)               Consent of Arthur Andersen

     24(c)               Consent of DeLoitte & Touche, LLP

     24(d) Consent of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. (included in Exhibit 5)

     25                  Power of Attorney


Item 17.  Undertakings.

   The undersigned Registrant hereby undertakes:

           (a)  (1)     To file, during any period in which offers or sales  are
           being made, a post-effective amendment to this Registration
           Statement.

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 16th day of October, 1995.

                                   PAGES, INC.


                                   By:  /s/ Richard A. Stimmel
                                        Richard A. Stimmel, President


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Capacity                          Date


/s/ S. Robert Davis*       Chairman of the Board and         October 16, 1995
S. Robert Davis            Director (Principal Executive
                           Officer)


/s/ Richard A. Stimmel     President, Treasurer, and         October 16, 1995
Richard A. Stimmel         Director (Principal Financial
                           Officer and Principal
                           Accounting Officer)


/s/ Charles R. Davis*      Director                          October 16, 1995
Charles R. Davis


/s/ Juan F. Sotos, M.D.*   Director                          October 16, 1995
Juan F. Sotos, M.D.


/s/ Robert J. Tierney*     Director                          October 16, 1995
Robert J.  Tierney


*By:   /s/ Richard A. Stimmel
           Richard A. Stimmel
          (Attorney-in-fact)

                                  EXHIBIT INDEX

Exhibit Number      Description of Document

     5              Opinion of Johnson, Blakely,
                    Pope, Bokor, Ruppel & Burns, P.A.

    24(a)           Consent of Hausser + Taylor

    24(b)           Consent of Arthur Andersen

    24(c)           Consent of Deloitte & Touche, LLP

    24(d)           Consent of Johnson, Blakely, Pope,
                    Bokor, Ruppel & Burns, P.A.
                    (included in Exhibit 5)

    25              Power of Attorney

LEGEND TO BE INSERTED ALONG LEFT-HAND SIDE OF COVER PAGE OF PROSPECTUS:

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time that registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

                                    EXHIBIT 5


                                October 16, 1995

Pages, Inc.
801 94th Avenue North
St. Petersburg, FL  33702

RE:  Pages, Inc. - Registration Statement on Form S-3 for Selling Shareholders

Gentlemen:

      We have acted as counsel to Pages, Inc., a Delaware corporation (the "Company"), in connection with the registration for resale by selling shareholders of 117,647 shares of common stock, $.01 par value ("Common Stock") registered on a Form S-3 registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act").

      We are familiar with the authorization and issuance of the shares of Common Stock covered by the Registration Statement and we have examined the Registration Statement and its exhibits, the Company's Certificate of
Incorporation  and  Bylaws  and   the Resolution adopted  by  the Board of
Directors  of  the  Company authorizing the issuance and sale of the Common
Stock.

      In addition, we have obtained from public records and from officers of the Company and examined originals or copies, identified to our satisfaction, of such other certificates, agreements, and other assurances as we considered necessary for the purpose of rendering the opinion hereinafter expressed.

      We have also consulted with officers and directors of the Company and have obtained such representations with respect to matters of fact as we have deemed necessary or advisable for purposes of rendering the opinion hereinafter expressed; we have not necessarily independently verified the factual statements made to us in connection therewith, nor the veracity of such representations, but we have no reason to doubt their truth or accuracy.

      Based on the foregoing, it is our opinion that the Common Stock covered by the Registration Statement constitutes legally issued securities of the Company, fully paid and nonassessable.

      We hereby consent to the use of this Opinion as an exhibit to the Registration Statement and to the reference to this law firm in the
Prospectus under the heading "Legal Matters."   In giving  this consent, we do
not hereby admit that we are  in  the category of persons whose consent is
required under Section 7  of the   Act   or  the  rules  and  regulations  of
the  Commission promulgated thereunder.


                                    Very truly yours,

                                    JOHNSON, BLAKELY, POPE,
                                    BOKOR, RUPPEL & BURNS, P.A.

                                  EXHIBIT 24(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-3 pertaining to the registration of common shares by a certain shareholder of Pages, Inc. and in the related Prospectus of our report dated March 25, 1994 with respect to the consolidated financial statements and schedule of Pages, Inc. as of December 31, 1993 and for the year ended December 31, 1993 and the ten months ended December 31, 1992 incorporated by reference in the Prospectus and elsewhere in the Registration Statement from the Pages, Inc. Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to our Firm under the heading `'Experts'' in the Prospectus.


/s/ Hausser + Taylor

Hausser + Taylor


Columbus, Ohio
October 2, 1995

                                  EXHIBIT 24(b)

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


To the Board of Directors of Pages, Inc.

As independent chartered accountants, we hereby consent to the inclusion by reference to our report dated 23 March 1994 on our audit of the combined financial statements of Great British Book Fairs, Inc., and School Book Fairs Limited for the year ended 31 December 1993, and the period from 20 May 1992 to 31 December 1992, which were consolidated into the financial statements of Pages, Inc., which report is incorporated by reference in the Pages, Inc., Annual Report on Form 10-K referred to in the Registration Statement on Form S-3 pertaining to the registration of common shares by certain stockholders of Pages, Inc., and in the related Prospectus, which is a part of the Registration Statement.

We also consent to the reference to our firm under the heading `'Experts'' in the Prospectus.


/s/ Arthur Andersen
Arthur Andersen
Chartered Accountants and Registered Auditors


1 Surrey Street
London
WC2R 2PS

October 2, 1995

                                  EXHIBIT 24(c)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of PAGES, Inc. on Form S-3 of our report dated March 29, 1995 (which includes an explanatory paragraph referring to a potential income tax assessment by the Internal Revenue Service), appearing in the Annual Report on Form 10-K of PAGES, Inc. for the year ended December 31, 1994 and to the reference to us under the heading `'Experts'' in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP


Tampa, Florida
October 12, 1995

                                   EXHIBIT 25

                 ISSUER'S POWER OF ATTORNEY


      We, the undersigned directors and officers of PAGES, INC. (the "Company"), and each of us do hereby constitute and appoint Richard A. Stimmel and S.Robert Davis, or either of them, our true and lawful attorneys and agents to sign a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission, and to do any and all acts and things and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with such Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) thereto; and we do hereby ratify and confirm all that the said attorneys and agents shall do or cause to be done by virtue of this power of attorney.


       Executed below by the following persons in the capacities and on the dates indicated:



Signature                      Title                           Date

/s/ S. ROBERT DAVIS
_____________________________  Chairman of the Board of        October 16, 1995
S. Robert Davis                Directors  (Principal Executive
                               Officer), Director



/s/ RICHARD A. STIMMEL
_____________________________  President, Treasurer, and       October 16, 1995
Richard A. Stimmel             Director (Principal Financial
                               Officer and Principal
                               Accounting Officer)


/s/ CHARLES R. DAVIS
_____________________________  Executive Vice President,       October 16, 1995
Charles R. Davis               Director


/s/ JUAN F. SOTOS, M.D.
_____________________________  Director                        October 16, 1995
Juan F. Sotos, M.D.


/s/ ROBERT J. TIERNEY
_____________________________  Director                        October 16, 1995
Robert J. Tierney